EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 2004 (except for Note 18 as to which the date is April 2, 2004), in the Registration Statement and related Prospectus of First Ipswich Bancorp.

WOLF & COMPANY, P.C.

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Boston, Massachusetts
May 12, 2004